CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated January 13, 2014 with respect to the audited consolidated financial statements of TOA HOLDINGS, INC., for the year ended September 30, 2013 and the period from September 11, 2012 (inception) through September 30, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

May 6, 2014